Exhibit 99.10

CONSENT OF LEHMAN BROTHERS

We hereby consent to the use of our opinion letter dated May 7, 2007 to the Board of Directors of Exar Corporation (the “Company”) attached as Annex F to the Company’s Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of the Company filed by the Company with the Securities and Exchange Commission on May 24, 2007 (the “Prospectus”) and to the references to our firm in the Prospectus under the headings “Summary—Opinions of Exar’s Financial Advisors,” “The Merger—Background of the Merger,” “The Merger—Recommendation of Exar’s Board of Directors; Additional Considerations of Exar’s Board of Directors,” and “The Merger—Opinions of Exar’s Financial Advisors—Opinion of Lehman Brothers Inc.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS INC.

By:	/s/ LEHMAN BROTHERS INC.

New York, New York

May 24, 2007